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                                     FORM OF


                                AEI RESOURCES LLC


                    ----------------------------------------


                                  $450,000,000


                      11 3/4% SENIOR SECURED NOTES DUE 2009


                    ----------------------------------------





                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY


                         THE GUARANTORS SIGNATORY HERETO





                    ----------------------------------------


                                    INDENTURE


                        DATED AS OF ____________ __, 2002


                    ----------------------------------------


           WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION AS TRUSTEE








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                                TABLE OF CONTENTS
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
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ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE.................................................1

         Section 1.01.     Definitions...........................................................................1

         Section 1.02.     Incorporation by Reference of Trust Indenture Act....................................15

         Section 1.03.     Rules of Construction................................................................16

ARTICLE 2             THE NOTES.................................................................................16

         Section 2.01.     Form and Dating......................................................................16

         Section 2.02.     Execution and Authentication.........................................................17

         Section 2.03.     Registrar and Paying Agent...........................................................17

         Section 2.04.     Paying Agent to Hold Money in Trust..................................................17

         Section 2.05.     Holder Lists.........................................................................18

         Section 2.06.     Transfer and Exchange................................................................18

         Section 2.07.     Replacement Notes....................................................................21

         Section 2.08.     Outstanding Notes....................................................................21

         Section 2.09.     Treasury Notes.......................................................................22

         Section 2.10.     Temporary Notes......................................................................22

         Section 2.11.     Cancellation.........................................................................22

         Section 2.12.     Defaulted Interest...................................................................22

         Section 2.13.     Record Date..........................................................................22

         Section 2.14.     Computation of Interest..............................................................23

         Section 2.15.     CUSIP Number.........................................................................23

ARTICLE 3             REDEMPTION AND PREPAYMENT.................................................................23

         Section 3.01.     Notices to Trustee...................................................................23

         Section 3.02.     Selection of Notes to be Redeemed or Purchased.......................................23

         Section 3.03.     Notice of Redemption.................................................................24

         Section 3.04.     Effect of Notice of Redemption.......................................................24

         Section 3.05.     Deposit of Redemption or Purchase Price..............................................24

         Section 3.06.     Notes Redeemed in Part...............................................................25

         Section 3.07.     Optional Redemption..................................................................25

         Section 3.08.     Mandatory Redemption.................................................................26

         Section 3.09.     Asset Sale Offer by Application of Excess Proceeds...................................26

ARTICLE 4             COVENANTS.................................................................................27

         Section 4.01.     Payment of Notes.....................................................................27
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         Section 4.02.     Maintenance of Office or Agency......................................................28

         Section 4.03.     Reports..............................................................................28

         Section 4.04.     Compliance Certificate...............................................................29

         Section 4.05.     Taxes................................................................................29

         Section 4.06.     Stay, Extension and Usury Laws.......................................................29

         Section 4.07.     Restricted Payments..................................................................30

         Section 4.08.     Dividend and Other Payment Restrictions Affecting Subsidiaries.......................31

         Section 4.09.     Incurrence of Indebtedness and Issuance of Disqualified Stock........................32

         Section 4.10.     Change of Control....................................................................32

         Section 4.11.     Asset Sales..........................................................................33

         Section 4.12.     Liens................................................................................34

         Section 4.13.     Transactions with Affiliates.........................................................34

         Section 4.14.     Limitation on Layering...............................................................35

         Section 4.15.     Business Activities..................................................................35

         Section 4.16.     Limitations on Preferred Stock or Preferred Equity Interests of Subsidiaries.........35

         Section 4.17.     Limitation on Sale and Lease-Back Transactions.......................................35

         Section 4.18.     Payments for Consent.................................................................36

         Section 4.19.     Corporate Existence..................................................................36

         Section 4.20.     Additional Note Guarantees...........................................................36

         Section 4.21.     Security Documents...................................................................37

ARTICLE 5             SUCCESSORS................................................................................37

         Section 5.01.     Merger, Consolidation or Sale of Assets..............................................37

         Section 5.02.     Successor Corporation Substituted....................................................37

ARTICLE 6             DEFAULTS AND REMEDIES.....................................................................38

         Section 6.01.     Events of Default....................................................................38

         Section 6.02.     Acceleration.........................................................................39

         Section 6.03.     Other Remedies.......................................................................40

         Section 6.04.     Waiver of Past Defaults..............................................................40

         Section 6.05.     Control by Majority..................................................................40

         Section 6.06.     Limitation on Suits..................................................................41

         Section 6.07.     Rights of Holders of Notes to Receive Payment........................................41
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                                   (CONTINUED
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         Section 6.08.     Collection Suit by Trustee...........................................................41

         Section 6.09.     Trustee May File Proofs of Claim.....................................................41

         Section 6.10.     Priorities...........................................................................42

         Section 6.11.     Undertaking for Costs................................................................42

ARTICLE 7             TRUSTEE...................................................................................43

         Section 7.01.     Duties of Trustee....................................................................43

         Section 7.02.     Rights of Trustee....................................................................44

         Section 7.03.     Individual Rights of Trustee.........................................................44

         Section 7.04.     Trustee's Disclaimer.................................................................44

         Section 7.05.     Notice of Defaults...................................................................45

         Section 7.06.     Reports by Trustee to Holders of the Notes...........................................45

         Section 7.07.     Compensation and Indemnity...........................................................45

         Section 7.08.     Replacement of Trustee...............................................................46

         Section 7.09.     Successor Trustee by Merger, etc.....................................................47

         Section 7.10.     Eligibility; Disqualification........................................................47

         Section 7.11.     Preferential Collection of Claims Against The Company................................47

ARTICLE 8             AMENDMENT, SUPPLEMENT AND WAIVER..........................................................47

         Section 8.01.     Without Consent of Holders of the Notes..............................................47

         Section 8.02.     With Consent of Holders of Notes.....................................................48

         Section 8.03.     Compliance with Trust Indenture Act..................................................49

         Section 8.04.     Revocation and Effect of Consents....................................................49

         Section 8.05.     Notation on or Exchange of Notes.....................................................50

         Section 8.06.     Trustee to Sign Amendments, etc......................................................50

ARTICLE 9             COLLATERAL AND SECURITY...................................................................50

         Section 9.01.     Security Documents...................................................................50

         Section 9.02.     Recording and Opinions...............................................................51

         Section 9.03.     Release of Collateral................................................................51

         Section 9.04.     Certificates of the Company..........................................................52

         Section 9.05.     Certificates of the Trustee..........................................................52

         Section 9.06.     Authorization of Actions to Be Taken by the Trustee Under the Security
                           Documents............................................................................52

         Section 9.07.     Authorization of Receipt of Funds by the Trustee Under the Security Documents........52
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         Section 9.08.     Termination of Security Interest.....................................................52

ARTICLE 10            NOTE GUARANTEES...........................................................................53

         Section 10.01.    Guarantee............................................................................53

         Section 10.02.    Limitation on Guarantor Liability....................................................54

         Section 10.03.    Execution and Delivery of Note Guarantee.............................................54

         Section 10.04.    Guarantors May Consolidate, etc., on Certain Terms...................................54

         Section 10.05.    Releases Following Sale of Assets....................................................55

ARTICLE 11            SATISFACTION AND DISCHARGE................................................................56

         Section 11.01.    Satisfaction and Discharge...........................................................56

         Section 11.02.    Application of Trust Money...........................................................56

ARTICLE 13            MISCELLANEOUS.............................................................................60

         Section 13.01.    Trust Indenture Act Controls.........................................................60

         Section 13.02.    Notices..............................................................................60

         Section 13.03.    Communication by Holders of Notes with Other Holders of Notes........................61

         Section 13.04.    Certificate and Opinion as to Conditions Precedent...................................61

         Section 13.05.    Statements Required in Certificate or Opinion........................................62

         Section 13.06.    Rules by Trustee and Agents..........................................................62

         Section 13.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.............62

         Section 13.08.    Governing Law........................................................................62

         Section 13.09.    No Adverse Interpretation of Other Agreements........................................62

         Section 13.10.    Successors...........................................................................63

         Section 13.11.    Severability.........................................................................63

         Section 13.12.    Counterpart Originals................................................................63

         Section 13.13.    Table of Contents, Headings, etc.....................................................63

         Section 13.14.    No Waiver; Remedies..................................................................63

         Section 13.15.    Binding Effect.......................................................................63

         Section 13.16.    Entire Agreement.....................................................................63
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


                  INDENTURE, dated as of ____________ __, 2002, among AEI RESOURCES LLC, a Delaware corporation (the "COMPANY"), the GUARANTORS listed on the signature pages hereto (the "GUARANTORS") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "TRUSTEE").

                  The Company and the Trustee agree as follows for the equal and ratable benefit of the holders of the 11 3/4% Senior Secured Notes due 2009 (the "NOTES"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01. DEFINITIONS.

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition from such Person.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED THAT beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

                  "ASSET ACQUISITION" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

                  "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of coal in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of this Indenture in Section 4.10 hereof and/or the provisions in Article 5 hereof and not by the provisions of Section 4.11 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor, (ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, and (iii) a Restricted Payment that is permitted by Section 4.07 hereof.

                  "ATTRIBUTABLE INDEBTEDNESS" when used with respect to any Sale-Lease-Back Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease) during the remaining term of the lease included in any such Sale and Lease-Back Transaction or such operating lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); PROVIDED, THAT the Attributable Indebtedness with respect to a Sale and Lease-Back Transaction shall be no less than the fair market value (as determined reasonably and in good faith by the Board of Directors of the Person incurring the Attributable Indebtedness) of the property subject to such Sale and Lease-Back Transaction.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Person or any authorized committee of the Board of Directors, except that for the purposes of the definitions of the terms "CHANGE OF CONTROL" and "CONTINUING DIRECTORS," the term "BOARD OF DIRECTORS" shall mean the entire Board of Directors of the Company and not any authorized committee of the Board of Directors.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "CAPITAL INTERESTS" means:

                  (i) in the case of a corporation, corporate stock;

                  (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (iii) in the case of a partnership, partnership interests (whether general or limited); and

                  (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "CASH EQUIVALENTS" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits or demand deposits, in each case with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $1.0 billion; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., and in each case maturing within one year after the date of acquisition; and (vi) investments in money market funds all of whose assets comprise securities of the types described in clauses (i), (ii) and (iii) above.

                  "CASH INTEREST EXPENSE" means, with respect to any Person for any period, the Interest Expense of such Person for such period LESS the Non-Cash Interest Expense of such Person for such period.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "PERSON" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any Person (other than the Principals and their Related Parties), becomes the "BENEFICIAL OWNER" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of [ ]% or more of the voting Capital Interests of the Company or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. For purposes of this definition, any transfer of any Equity Interest of a Person that is formed for the purpose of acquiring voting Capital Interests of the Company shall, upon such acquisitions, be deemed to be a transfer of such portion of such voting Capital Interests of the Company as corresponds to the portion of the Capital Interests of such that has been so transferred.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" shall mean any assets of the Company defined as Collateral in the Security Agreement.

                  "COLLATERAL AGENT" shall mean ______________, as Collateral Agent, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONSOLIDATED FIXED CHARGES" with respect to any Person for any period, means the sum (without duplication) of (a) Consolidated Interest Expense of such Person and any of its Subsidiaries for such period, PLUS (b) payments of cash income taxes made by such Person and any of its Subsidiaries on a consolidated basis in respect of such period, PLUS (c) regularly scheduled payments made in cash during such period on account of principal of Indebtedness of such Person and any of its Subsidiaries, PLUS (d) cash reclamation costs paid by such Person and any of its Subsidiaries during such period, PLUS (e) cash employee liability costs paid by such Person and any of its Subsidiaries during such period.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" with respect to any Person for any period, means the ratio of (a) EBITDA of such Person for such period MINUS Capital Expenditures of such Person for such period to (b) Consolidated Fixed Charges of such Person for such period.

                  "CONSOLIDATED INTEREST EXPENSE" with respect to any Person for any period, means total Cash Interest Expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

                  "CONSOLIDATED NET INCOME" means [to be determined].

                  "CONTAMINANT" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Principals who were beneficial owners of voting Capital Interests of the Company at the time of such nomination or election or (b) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in SECTION 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT FACILITY" means any credit facility entered into by and among the Company, any guarantor and the lenders party thereto, including any credit agreement, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced or refinanced from time to time.

                  "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would constitute an Event of Default.

                  "DEFINITIVE NOTES" means Notes that are in the form of Exhibit A attached hereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in SECTION 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "DEPOSITARY" shall mean or include such successor.

                  "DISQUALIFIED STOCK" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

                  "EBITDA" means [to be determined].

                  "ENVIRONMENTAL LAWS" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss. 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss. 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 ET SEQ.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C.ss. 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f ET SEQ.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.ss. 13:1K-6 ET SEQ.).

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries within the meaning of section 414 (b), (c),
(m) or (o) of the Code.

                  "ERISA EVENT" means (a) a reportable event described in
section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a Lien under section 412 of the Code or section 302 of ERISA on the Company or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or

Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under section 4007 of ERISA.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXISTING INDEBTEDNESS" means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, to the extent that such amounts have not been repaid.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                  "GLOBAL NOTE" means, individually, each Note evidencing all or a part of the Notes to and registered in the name of the Depositary, in the form attached hereto as Exhibit A.

                  "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "GOVERNMENTAL AUTHORITY" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "GUARANTORS" means (i) the guarantors listed on the signature pages hereto, and (ii) any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

                  "GUARANTOR SENIOR INDEBTEDNESS" means any Indebtedness permitted to be incurred by any Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to such Guarantor's Note Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:

                  (i) any Obligation of such Guarantor to any Subsidiary of such Guarantor;

                  (ii) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

                  (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business of the Guarantor (including Guarantees thereof or instruments evidencing such liabilities);

                  (iv) any Indebtedness, Guarantee or Obligation of the Guarantor that is contractually subordinated or junior in any respect to any other Indebtedness, Guarantee or Obligation of such Guarantor; or

                  (v) any Indebtedness incurred in violation of this Indenture.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

                  (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

                  (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

                  "HOLDER" means a Person in whose name a Note is registered.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent:

                  (i) in respect of borrowed money;

                  (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (iii) in respect of banker's acceptances;

                  (iv) representing Capital Lease Obligations; and

                  (v) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. For purposes of this definition, any of the foregoing that constitutes obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, shall not be deemed indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds an interest through a Participant.

                  "INTEREST EXPENSE" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under interest rate contracts for such period MINUS (b) the sum of (i) net gains of such Person and its Subsidiaries under interest rate contracts for such period determined on a consolidated basis in conformity with GAAP PLUS (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

                  "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries in accordance with GAAP), advances or capital contributions (excluding commission, travel expenses and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration consisting of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal office of the Trustee is located or at a place of payment are required or permitted by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, regulatory compliance costs and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (but only to the extent any such Lien was permitted pursuant to this Indenture) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "NON-CASH INTEREST EXPENSE" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; (ii) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

                  "NOTE CUSTODIAN" means the Trustee, when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

                  "NOTE GUARANTEE" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

                  "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, by and among the Company, the guarantors party thereto, the holders, the administrative agent and the arranger and syndication agent.

                  "NOTES" has the meaning assigned to it in the preamble to this Indenture.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "OFFICER'S CERTIFICATE" means a certificate signed on behalf of each Company by an Officer of such Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Company, that meets the requirements of
SECTION 13.05 hereof.

                  "OPINION OF COUNSEL" means an opinion from legal counsel reasonably acceptable to the Trustee, that meets the requirements of SECTION
13.05 hereof.

                  "PARTICIPANT" means, with respect to DTC, a Person who has an account with DTC.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERMITTED ASSET SALE" means any Asset Sale permitted under the Note Purchase Agreement or the Revolving Credit Facility (or, in each case, under the documentation governing any Permitted Refinancing Indebtedness in respect thereof).

                  "PERMITTED INDEBTEDNESS" means

                  (i) Indebtedness of the Company arising under the Note Purchase Agreement;

                  (ii) Indebtedness of the Company arising under the Revolving Credit Facility in an amount not to exceed $[ ] at any time outstanding;

                  (iii) Indebtedness of the Company represented by the Notes and the incurrence by any Guarantor of the Indebtedness represented by its Note Guarantee;

                  (iv) Indebtedness existing on the date of this Agreement and disclosed on SCHEDULE 4.09;

                  (v) Guaranty Obligations incurred by the Company or any Guarantor in respect of Indebtedness of the Company or any Guarantor otherwise permitted by this SECTION 4.09;

                  (vi) Indebtedness arising from intercompany loans from the Company to any Guarantor or from any Guarantor to the Company or any other Guarantor; PROVIDED THAT such Indebtedness permitted pursuant to this CLAUSE(VI) shall be subordinate to the Indebtedness permitted in accordance with CLAUSES
(I), (II) and (III) hereof;

                  (vii) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

                  (viii) Indebtedness in respect of Capital Leases which involve payments not exceeding $[ ] per annum; and

                  (ix) Permitted Refinancing Indebtedness.

                  "PERMITTED INVESTMENTS" means

                  (i) any Investments in the Company or in a [wholly-owned] Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries are permitted to engage in pursuant to SECTION 4.16;

                  (ii) any Investments in Cash Equivalents;

                  (iii) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a [wholly-owned] Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries are permitted to engage in pursuant to SECTION 4.16 or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries are permitted to engage in pursuant to SECTION 4.16;

                  (iv) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with SECTION 4.11;

                  (v) Investments in endorsements of negotiable instruments and similar negotiable documents in the ordinary course of business;

                  (vi) Investments existing on the date of this Indenture;

                  (vii) Investments in obligations of account debtors to the Company or any of its Subsidiaries and stock or obligations issued to the Company or any such Subsidiary by any Person, in each case, in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of such Person's Indebtedness; and

                  (viii) other Investments in any one or more Persons that do not exceed $[ ] million in the aggregate at any time outstanding.

                  "PERMITTED LIENS" means

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property which do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

                  (e) encumbrances arising under leases or subleases of Real Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

                  (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

                  (g) encumbrances typically found on Real Property used for mining purposes in the applicable jurisdiction in which the applicable Real Property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such Real Property;

                  (h) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a Lien not yet delinquent;

                  (i) rights of others subjacent or lateral support and absence of subsidence rights;

                  (j) rights of repurchase or reversion when mining and reclamation are completed;

                  (k) judgment or judicial attachment Liens (including prejudgment attachment) in existence less than 45 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full by insurance or which do not otherwise result in an Event of Default;

                  (l) Liens securing capital leases solely on property subject to such capital leases; and

                  (m) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used or are to be used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that:

                  (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (PLUS the amount of accrued and unpaid interest, redemption premiums and other reasonable expenses incurred in connection therewith);

                  (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor in respect of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or any other entity.

                  "PRINCIPALS" means [                                        ].

                  "PROPERTY" or "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "REAL PROPERTY" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Company or any of its Subsidiaries (the "LAND"), together with the right, title and interest of the Company, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the holders named therein, as such agreement may be amended, modified or supplemented from time to time, relating to rights given by the

Company and the Guarantors to the holders named therein to register the Notes and the Note Guarantees under the Securities Act.

                  "RELEASE" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform preremedial studies and investigations and post-remedial monitoring and care.

                  "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENT" has the meaning set forth in SECTION
4.07.

                  "REVOLVING CREDIT FACILITY" means the Credit Facility in an aggregate [principal] amount not in excess of [ ] million provided to the Company under the Credit Agreement, dated as of _______, 2002, by and among the Company, the guarantors party thereto and the Lenders named therein (as amended from time to time).

                  "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal Property, which Property (i) has been or is to be sold, conveyed or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing and (ii) would constitute an Asset Sale if such Property had been sold in an outright sale thereof.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

                  "SECURITY" means any Capital Interest, Equity Interest, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITY AGREEMENT" means the Security Agreement dated on or about the date of this Indenture and substantially in the form attached as Exhibit __ hereto, as such agreement may be amended, modified or supplemented from time to time.

                  "SECURITY DOCUMENTS" means the Security Agreement, any intellectual property security agreements and other documents and agreements reasonably required by the Trustee pursuant to which the Collateral shall be pledged.

                  "SENIOR INDEBTEDNESS" means any Indebtedness which ranks pari passu in right of payment with, and which is not expressly by its terms subordinated in right of payment of principal, interest or premium to the Notes.

                  "SENIOR REVOLVING DEBT" means revolving credit borrowings under the Revolving Credit Facility.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness which is expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to the Notes.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa - 77bbbb), as amended, as in effect on the date hereof; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Company any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "TRUSTEE" has the meaning as defined in the preamble hereto.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by

                  (b) the then outstanding principal amount of such Indebtedness.

                  Section 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE
ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

                  Section 1.03. RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (A) a term has the meaning assigned to it herein;

                  (B) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (C) "or" is not exclusive;

                  (D) words in the singular include the plural, and in the plural include the singular;

                  (E) provisions apply to successive events and transactions;
and

                  (F) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2

                                    THE NOTES

                  Section 2.01. FORM AND DATING.

                  (a) GENERAL. (i) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued in denominations of $1,000 and integral multiples thereof.

                  (ii) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provisions of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A1 attached hereto (including the Global Note Legend thereon and the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by SECTION 2.06 hereof.

                  Section 2.02. EXECUTION AND AUTHENTICATION.

                  (a) An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (c) The Trustee shall, upon a written order of the Company signed by an Officer ("AUTHENTICATION ORDER") directing the Trustee to authenticate the Notes, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph (d) of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in SECTION 2.07 hereof.

                  (d) The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  Section 2.03. REGISTRAR AND PAYING AGENT.

                  (a) The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars or one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

                  (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Definitive Notes.

                  Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Section 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other TIMES as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA section 312(a).

                  Section 2.06. TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in SECTIONS 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this SECTION 2.06 or SECTION 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this SECTION 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in SECTION 2.06(b), (c) or (f) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this SECTION 2.06(B)(I).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to SECTION 2.06(B)(I) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to SECTION 2.06(g) hereof.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

                  If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in SECTION 2.06(b)(II) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
SECTION 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this SECTION 2.06(c)(IV) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                  A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with SECTION 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this SECTION 2.06(E), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this SECTION 2.06(e).

                  A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) LEGEND. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with SECTION 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to SECTIONS 2.10, 3.06, 3.09, 4.10, 4.11 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under SECTION 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of SECTION 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this SECTION 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Section 2.07. REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. Every replacement Note shall be an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Section 2.08. OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this SECTION 2.08 as not outstanding. Except as set forth in
SECTION 2.09 hereof, a Note shall not cease to be outstanding because the Company or the Guarantor or an Affiliate of the Company or the Guarantor holds the Note.

                  If a Note is replaced pursuant to SECTION 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note shall be deemed to be paid under SECTION 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

                  If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.09. TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Affiliate of the Company or any Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Trustee's register as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or any Guarantor or an Affiliate of the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

                  Section 2.10. TEMPORARY NOTES.

                  Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of an Authentication Order. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of an Authentication Order authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  Section 2.11. CANCELLATION.

                  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to SECTION 2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

                  Section 2.12. DEFAULTED INTEREST.

                  If the Company or any Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner PLUS, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in
SECTION 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13. RECORD DATE.

                  The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA section 316 (c).

                  Section 2.14. COMPUTATION OF INTEREST.

                  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Section 2.15. CUSIP NUMBER.

                  The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED THAT any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

                  Section 3.01. NOTICES TO TRUSTEE.

                  (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of SECTION 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  (b) If the Company is required to make an offer to purchase Notes pursuant to SECTION 4.10 or 4.11 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officer's Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) a statement to the effect that (A) the Company or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $[ ] million or (B) a Change of Control has occurred, as applicable.

                  Section 3.02. SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

                  (a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  Section 3.03. NOTICE OF REDEMPTION.

                  (a) Subject to the provisions of SECTION 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  (i) The notice shall identify the Notes to be redeemed and shall state:

                  (A) the redemption date;

                  (B) the redemption price for the Notes, the amount of accrued interest thereon;

                  (C) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (D) the name and address of the Paying Agent;

                  (E) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (F) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (G) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (H) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

                  Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with SECTION
3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price PLUS accrued and unpaid interest thereon to such date. A notice of redemption may not be conditional.

                  Section 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

                  (a) At or prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest on all Notes to be redeemed or purchased.

                  (b) If Notes called for redemption or tendered in an Asset Sale Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest on all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal and Liquidated Dames, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in SECTION 4.01 hereof.

                  Section 3.06. NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.07. OPTIONAL REDEMPTION.

                  (a) At any time prior to ______ __, 2003,(1) the Company may, at its option, on any one or more occasions redeem all [or any portion] of the outstanding aggregate principal amount of Notes at 100% of the aggregate principal amount PLUS accrued and unpaid interest on the Notes redeemed.

                  (b) On or after ______ __, 2003,(1) the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below PLUS accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the periods beginning on ______ __, 2003(1) of the years indicated below:

----------------

(1) To be the date which is 12 months after the first issuance of Notes hereunder. 24

                        YEAR                       PERCENTAGE
                        ----                       ----------

                        2003                        105.875%

                        2004                       104.40625%

                        2005                        102.9375%

                        2006                       101.46875%

                        2007 and thereafter           100%

                  Section 3.08. MANDATORY REDEMPTION.

                  Except as set forth under SECTIONS 4.10 and 4.11 hereof, and then only to the extent permitted under the Revolving Credit Facility, the Company shall not be required or permitted to make mandatory redemption or sinking fund payments with respect to the Notes.

                  Section 3.09. ASSET SALE OFFER BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to SECTION 4.11 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below:

                  (a) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to SECTION 4.11 hereof (the "OFFER Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  (b) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  (c) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice thereof to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
SECTION 3.09 and SECTION 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase
Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be purchased in accordance with SECTION 3.02 HEREOF; and

                  (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  (d) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (PROVIDED, HOWEVER, that portions of Notes selected shall not be in amounts less than $1,000 or in multiples of $1,000), the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this SECTION
3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note (or portion thereof) not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  (e) Other than as specifically provided in this SECTION 3.09, any purchase pursuant to this SECTION 3.09 shall be made pursuant to the provisions of SECTIONS 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

                  Section 4.01. PAYMENT OF NOTES.

                  (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company, holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium and interest, then due.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate set forth in the immediately preceding sentence, to the extent lawful.

                  Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Company shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
SECTION 2.03 hereof.

                  Section 4.03. REPORTS.

                  (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  (b) In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) With respect to any Subsidiaries of the Company that are not named as Guarantors hereunder, the quarterly and annual financial information required by the preceding two paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Subsidiaries separate from the financial condition and results of operations of any non-Guarantor Subsidiaries.

                  Section 4.04. COMPLIANCE CERTIFICATE.

                  (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to SECTION 4.03(A)(I) hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.05. TAXES.

                  The Company shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings (and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP) or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                  Section 4.06. STAY, EXTENSION AND USURY LAWS.

                  The Company and each of the Guarantors covenants (to the extent it they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.07. RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any such distribution by such Persons in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at scheduled maturity; or

                  (iv) make any Restricted Investment (all such payments and other actions set out in this paragraph being collectively referred to as "RESTRICTED PAYMENTS"),

                  unless, at the time of and after giving effect to such Restricted Payment:

                  (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of that Restricted Payment; and

                  (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in SECTION 4.09 hereof; and

                  (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by SECTION 4.07(B)(ii) or (iii)), is less than the sum of:

                  (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); PLUS

                  (2) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture from the issuance or sale of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or debt securities convertible into Equity Interests) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock); PLUS

                  (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any).

                  (b) The preceding provisions shall not prohibit:

                  (i) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment or distribution would have complied with the provisions of this Indenture;

                  (ii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED THAT the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph;

                  (iii) repurchases of warrants, options or rights to acquire Capital Interests deemed to occur upon exercise of warrants, options or rights to acquire Capital Interests if such warrants, options or rights represent a portion of the exercise price of such warrants, options or rights; and

                  (iv) so long as the Company or any of its Subsidiaries is not a corporation for federal income tax purposes, the declaration and payment of any distribution or dividend by the Company or such Subsidiary in an amount that would be sufficient (without accounting for any other assets held or owned by the distributees) to pay all federal, state and local income taxes with respect to the income derived by the Company or such Subsidiary (including income derived by the Company or such Subsidiary through other entities that are not corporations for federal income tax purposes).

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this SECTION 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this SECTION 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

                  Section 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

                  (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on their Capital Interests or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

                  (ii) make loans or advances to the Company or any of its Subsidiaries; or

                  (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries.

                  (b) The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (i) Indebtedness existing on the date of this Indenture;

                  (ii) the Revolving Credit Facility, provided that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereto are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date of this Indenture;

                  (iii) this Indenture and the Guarantees;

                  (iv) applicable law;

                  (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (vi) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business permitted under SECTION 4.09; and

                  (vii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any of its Subsidiaries, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired.

                  Section 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED, HOWEVER, that the Company or its Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if (i) after giving effect on a pro forma basis to the incurrence of such Indebtedness and to the extent set forth in the definition of Consolidated Fixed Charge Coverage Ratio the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters preceding the date of such incurrence would have been at least [___] to 1 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness and (iii) such Indebtedness constitutes Subordinated Indebtedness.

                  Section 4.10. CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL Offer") in cash to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes or portions of the Notes validly tendered for payment, PLUS accrued and unpaid interest thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this SECTION 4.10 and that all Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED THAT each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Change of Control provisions described above are applicable whether or not any other provisions of this Indenture are applicable.

                  (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the

Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

                  Section 4.11. ASSET SALES.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale (other than a Permitted Asset Sale) unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Director and evidenced by a resolution thereof and set forth in an Officers' Certificate delivered to the Trustee, of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED THAT the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                  (b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (to the extent not otherwise required to be applied to repay any Indebtedness in respect of the Revolving Credit Facility or the Note Purchase Agreement) to the acquisition of long-term assets that are used or useful in the same line of business as that in which Company was engaged on the date of this Indenture. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Indenture.

                  (c) Any Net Proceeds from Asset Sales that are not applied (or deemed applied) or invested as provided in the preceding paragraph shall be deemed to constitute "EXCESS PROCEEDS." Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that ranks equally with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The Asset Sale Offer price will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash, in accordance with the procedures set forth herein.

                  Section 4.12. LIENS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

                  (a) Liens created pursuant to the Note Purchase Agreement;

                  (b) Liens created pursuant to the Revolving Credit Facility;

                  (i) Liens created by the Notes, this Indenture and the Security Documents and the Liens expressly permitted by the Security Documents, if any;

                  (c) Liens existing on the date of this Agreement and disclosed on SCHEDULE 4.12;

                  (d) purchase money security interests in property of the Company or any Subsidiary not to exceed $[ ] in the aggregate; and

                  (e) Permitted Liens of the Company and its Subsidiaries

                  unless all payments under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured by such Lien.

                  Section 4.13. TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Company which is not a Subsidiary of the Company; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Company which is not a Subsidiary of the Company; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Company which is not a Subsidiary of the Company; (d) repay any Indebtedness to any Affiliate of the Company which is not a Subsidiary of the Company; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Company which is not a Guarantor (including guaranties and assumptions of obligations of any such Person), except for (i) transactions in the ordinary course of business on a basis no less favorable to the Company or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation to officers or directors of the Company or any of its Subsidiaries commensurate with current compensation levels.

                  Section 4.14. LIMITATION ON LAYERING.

                  The Company shall not, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Indebtedness of the Company. The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

                  Section 4.15. BUSINESS ACTIVITIES.

                  The Company shall not, and shall not permit any Significant Subsidiary to, engage in any business other than such business activities as the Company and its Subsidiaries are engaged in on the date of this Indenture and such business activities similar or reasonably related thereto as determined in good faith by the Company's Board of Directors.

                  Section 4.16. LIMITATIONS ON PREFERRED STOCK OR PREFERRED EQUITY INTERESTS OF SUBSIDIARIES.

                  The Company shall not permit any of its Subsidiaries to issue or sell any preferred stock or preferred Equity Interests (other than to the Company or to a Subsidiary of the Company) or permit any Person (other than the Company or a Subsidiary of the Company) to own any preferred stock or preferred Equity Interests of any Subsidiary; PROVIDED, HOWEVER, that the Company and its Subsidiaries may issue preferred stock or preferred Equity Interests if (i) after giving effect on a pro forma basis to such issuance or ownership and to the extent set forth in the definition of Consolidated Fixed Charge Coverage Ratio the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters preceding the date of such issuance or ownership would have been at least [ ] to 1 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of such issuance or ownership.

                  Section 4.17. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction; PROVIDED THAT the Company may enter into a Sale and Lease-Back Transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of SECTION
4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
SECTION 4.12 hereof, (ii) the gross cash proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Lease-Back Transaction and (iii) the transfer of assets in such Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, SECTION 4.10 hereof.

                  Section 4.18. PAYMENTS FOR CONSENT.

                  The Company and its Subsidiaries shall not, either directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 4.19. CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  Section 4.20. ADDITIONAL NOTE GUARANTEES.

                  (a) If the Company shall, directly or indirectly acquire any person which on or after the date of such acquisition becomes a Subsidiary of the Company, then such Subsidiary shall promptly execute and deliver to the Trustee a Note Guarantee in the form of a Supplemental Indenture. The form of such Supplemental Indenture is attached as Exhibit F hereto.

                  (b) A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or a Guarantor), unless:

                  (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture; and

                  (ii) the Net Proceeds of such transaction are applied in accordance with the provisions of SECTION 4.10.

                  (c) The Note Guarantee of a Guarantor shall be automatically released:

                  (i) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor permitted pursuant to the terms of the Senior Facilities; or

                  (ii) in connection with any sale or other disposition of all of the capital stock of such Guarantor permitted pursuant to the terms of the Senior Facilities.

                  Section 4.21. SECURITY DOCUMENTS.

                  None of the Company or any of its Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Security Documents or engaging in any transfer of assets from any Person whose capital stock and assets constitute Collateral or any restructuring of the affairs of such Person and its subsidiaries to the extent that such amendment, waiver, modification, action or restructuring could have an adverse effect on the rights of the Trustee or the Holders, provided, that (i) the Collateral may be released or modified in an Asset Sale as expressly authorized in this Indenture or in the Security Documents; (ii) any Guarantee and pledges may be released in an Asset Sale as expressly provided in this Indenture or in the Security Documents; and
(iii) this Indenture and any of the Security Documents may be otherwise amended, waived or modified as set forth under Article 8 hereof.

                                   ARTICLE 5

                                   SUCCESSORS

                  Section 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries in one or more related transactions to, another corporation, Person or entity, unless:

                  (i) either (a) the Company is the surviving Person; or (b) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (iii) immediately after such transaction no Default or Event of Default exists; and

                  (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, except in the case of a transaction the principal purpose and effect of which is to change the Company's state of incorporation, shall, on the date of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in SECTION 4.09 hereof.

                  Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with SECTION 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of SECTION 5.01 hereof.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  Section 6.01. EVENTS OF DEFAULT.

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                  (i) the Company or any Guarantor shall default for 30 days in the payment when due of interest on the Notes;

                  (ii) the Company or any Guarantor shall default in the payment of all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise (including, without limitation, in connection with an Asset Sale Offer);

                  (iii) the Company or any of its Subsidiaries shall fail for 30 days to observe or perform in all material respects its duties, obligations and covenants set forth in SECTIONS 4.07, 4.09, 4.10, 4.11, 4.12 or 5.01 hereof;

                  (iv) the Company or any of its Subsidiaries shall fail to observe or perform in all material respects any other covenant or agreement on the part of the Company or such Subsidiary contained in the Notes, the Security Documents or this Indenture if such failure is not remedied within 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "NOTICE OF DEFAULT;"

                  (v) breach by the Company or any Guarantor of any material representation or warranty or agreement in the Security Documents, the repudiation by the Company or any Guarantor of any of its obligations under the Security Documents or the unenforceability of all or any part of the Security Documents against the Company or any Guarantor for any reason;

                  (vi) the Company or any of its Subsidiaries shall default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if such default:

                  (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided for in the documentation governing such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                  (B) results in the acceleration of such Indebtedness prior to its stated maturity; and

                  (C) in the case of each of clauses (A) and (B) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

                  (vii) one or more final, non-appealable judgments or orders (or other similar process) shall be rendered against the Company or any of its Subsidiaries involving, in any single case or in the aggregate, an amount in excess of $[ ] in the case of a money judgment, to the extent not covered by insurance;

                  (viii) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

                  (ix) one or more of the Company and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Company and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Company and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $[ ] in the aggregate;

                  (x) (A) the Company or any of its Significant Subsidiaries (as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act) shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (B) any proceeding shall be instituted by or against the Company or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, conservator, trustee or other similar official for it or for any substantial part of its property; PROVIDED, HOWEVER, that, in the case of any such proceedings instituted against the Company or any Significant Subsidiary (but not instituted by the Company or any Significant Subsidiary), either such proceedings shall remain undismissed or unstayed for a period of 60 consecutive days or more or any action sought in such proceedings shall occur or
(C) the Company or any of its Significant Subsidiaries shall take any corporate action to authorize any action set forth in CLAUSES (A) and (B) above; or

              (xi) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $[ ] in the aggregate.

                  Section 6.02. ACCELERATION.

                  (a) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (ix) of SECTION 6.01 hereof, the Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

                  (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of SECTION 3.07(A) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                  Section 6.03. OTHER REMEDIES.

                  (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  (c) The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company shall upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default and the action the Company has determined to take in respect thereof.

                  Section 6.04. WAIVER OF PAST DEFAULTS.

                  The Holders of a majority in aggregate principal amount of the Notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture (including any acceleration, other than an automatic acceleration resulting from an Event of Default under clause (ix) of
SECTION 6.01 hereof) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes

(other than as a result of an acceleration), and payments required under SECTION
4.10 or 4.11 hereof, which shall require the consent of all of the Holders of the Notes then outstanding.

                  Section 6.05. CONTROL BY MAJORITY.

                  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  Section 6.06. LIMITATION ON SUITS.

                  (a) A Holder of a Note may pursue a remedy with respect to this Indenture, the Note Guarantee or the Notes only if:

                  (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

                  (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  Section 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest, on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in SECTION 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, any Guarantor (or any other obligor upon the Notes), its creditors or its property, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such manner and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10. PRIORITIES.

                  (a) If the Trustee collects any amounts due pursuant to this
ARTICLE 6, it shall distribute all such amounts in the following order:

                  (i) First, to the Trustee, its agents and attorneys for amounts due under SECTION 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  (ii) Second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

                  (iii) Third, without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

                  (iv) Fourth, to the Company or to such party as a court of competent jurisdiction shall direct.

                  (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this SECTION 6.10.

                  Section 6.11. UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to SECTION 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

                  Section 7.01. DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this SECTION 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this SECTION 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including without limitation the provisions of SECTION 6.05 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in complying with such request.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee may be the Collateral Agent.

                  Section 7.02. RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.

                  Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to SECTIONS 7.10 and 7.11 hereof. The Trustee shall not be responsible for the validity, effectiveness or sufficiency of the Collateral or the Security Documents.

                  Section 7.04. TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.05. NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to SECTION 6.01(I) or (II) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after the end of each month beginning with the [ ] following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA section 313(a) (but if no event described in TIA section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA section 313(b). The Trustee shall also transmit by mail all reports as required by TIA section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

                  The Trustee shall comply with all federal withholding tax requirements respecting payments to the Holders of the Notes that the Trustee reasonably believes are applicable under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. Further, the Trustee shall file with the Internal Revenue Service and, where required to do so, provide to the Holders of the Notes, all federal information tax returns respecting payments to the Holders of the Notes that the Trustee reasonably believes are applicable under the Code and the Treasury Regulations.

                  Section 7.07. COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and actual out of pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, but shall not include expenses incurred as a result of the Trustee's gross negligence or willful misconduct.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this SECTION 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder, except to the extent of actual prejudice to the Company resulting from such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this SECTION 7.07 shall survive the satisfaction and discharge of this Indenture and to the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this SECTION 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.01(IX) or (X) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA section 313(b)(2) to the extent applicable.

                  Section 7.08. REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with SECTION 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
SECTION 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in SECTION 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this SECTION 7.08, the Company's obligations under SECTION
7.07 hereof shall continue for the benefit of the retiring Trustee. The replacement of the Trustee pursuant to this SECTION 7.08 shall operate as a replacement of the Collateral Agent as well. The Company shall take such actions as are necessary or desirable, in the opinion of counsel to the successor Collateral Agent, to maintain the perfection of the Liens created by the Security Documents, all at the expense of the Company.

                  Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

                  Section 7.10. ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $150.0 million as set forth in its most recent annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA section 310(a)(1), (2) and (5). The Trustee is subject to TIA section 310(b).

                  Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                  The Trustee is subject to TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 8.01. WITHOUT CONSENT OF HOLDERS OF THE NOTES.

                  (a) Notwithstanding SECTION 8.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee (or, with respect to the Security Documents, the Collateral Agent, at the written direction of the Trustee) may amend or supplement this Indenture, the Note Guarantees, the Security Documents or the Notes:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (iii) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the Company's assets;

                  (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                  (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (vi) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

                  (b) Upon the written request of the Company accompanied by resolutions of the Board of Directors or other governing body of the Company authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in SECTION 7.02 hereof, the Trustee (or the Collateral Agent, as applicable) shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or amendment to a Security Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee (or the Collateral Agent, as applicable) shall not be obligated to enter into such amended or supplemental indenture or amendment to a Security Document that affects its own rights, duties or immunities under this Indenture, the Security Documents or otherwise.

                  Section 8.02. WITH CONSENT OF HOLDERS OF NOTES.

                  (a) Except as provided in SECTIONS 8.02(B) and (C), the Notes, the Security Documents and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for Notes), and subject to SECTIONS 6.04 and 6.07 hereof any existing Default or Event of Default or compliance with any provision of this Indenture, the Note Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). In addition, without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not make any change to, or be effective with respect to, any of the provisions of this Indenture or the Security Documents relating to the Collateral.

                  (b) Upon the request of the Company accompanied by resolutions of the Board of Directors or other governing body of the Company authorizing the execution of any such amended or supplemental indenture or amendment to a Security Document, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in SECTION 9.06 hereof, the Trustee (or the Collateral Agent, as applicable) shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture or amendment to a Security Document unless such amended or supplemental indenture or amendment to a Security Document affects the Trustee's (or the Collateral Agent's) own rights, duties or immunities under this Indenture, the Security Documents or otherwise, in which case the Trustee may, but shall not be obligated to, enter (or direct the Collateral Agent to enter into) into such amended or supplemental indenture or amendment to a Security Document, as the case may be.

                  (c) It shall not be necessary for the consent of the Holders of Notes under this SECTION 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this
SECTION 8.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  (e) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to SECTIONS 3.09, 4.10 and 4.11 hereof);

                  (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes (including, without limitation, in connection with an Asset Sale Offer) except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration;

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi) make any change in the provisions of this Indenture relating to waivers of Defaults or the rights of Holders of Notes to receive payments of principal of or premium or interest on the Notes;

                  (vii) waive a redemption payment with respect to any Note; or

                  (viii) make any change in the foregoing amendment and waiver provisions; or

                  (ix) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

                  Section 8.03. COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture, the Note Guarantee or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                  Section 8.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

                  Section 8.05. NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 8.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. The Company may not sign an amendment or supplemental indenture or amendment to a Security Document until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture (or in directing the Collateral Agent to sign or not sign an amendment to any Security Document) the Trustee shall be entitled to receive and (subject to SECTION 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by SECTION 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Security Document is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company and, to the extent applicable, each Guarantor in accordance with its terms.

                                    ARTICLE 9

                             COLLATERAL AND SECURITY

                  Section 9.01. SECURITY DOCUMENTS.

                  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, initially appoints the Trustee to act as the "COLLATERAL AGENT" thereunder and authorizes and directs the Trustee, solely in its capacity as Collateral Agent, to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for its benefit and the ratable benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no Liens (other than Liens permitted by the Security Documents).

                  Section 9.02. RECORDING AND OPINIONS.

                  (a) The Company shall furnish to the Collateral Agent and the
Trustee on [                                     ], in each year beginning with
[                                      ], an Opinion of Counsel, dated as
of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (b) The Company shall otherwise comply with the provisions of TIA section 314(d).

                  Section 9.03. RELEASE OF COLLATERAL.

                  (a) Subject to subsections (b), (c) and (d) of this SECTION 9.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and as provided hereby. Upon the request of the Company pursuant to an Officer's Certificate certifying that all conditions precedent to such release hereunder and under the Security Documents have been met, the Collateral Agent shall release Collateral. Upon receipt of such Officer's Certificate, the Collateral Agent shall (at the sole cost and expense of the Company) execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

                  (b) No Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless there shall have been delivered to the Collateral Agent the certificate required by this SECTION 9.03.

                  (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent (unless the Trustee is the Collateral Agent, in which case no such notice shall be required), no release of Collateral pursuant to the provisions of the Security Documents shall be effective as against the Holders of Notes.

                  (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents. To the extent applicable, the Company shall cause TIA section 313(b), relating to reports, and TIA section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA section 314(d) may be made by an Officer of the Company except in cases where TIA section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

                  Section 9.04. CERTIFICATES OF THE COMPANY.

                  The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents, (i) all documents required by TIA section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA section 314(d). The Trustee may, to the extent permitted by SECTIONS 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  Section 9.05. CERTIFICATES OF THE TRUSTEE.

                  In the event that the Company wishes to release Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents and SECTIONS 9.03 and 9.04 hereof, the Trustee shall, upon receipt of such documentation and based on the Opinion of Counsel delivered pursuant to SECTION 9.02, deliver a certificate to the Collateral Agent confirming receipt of such documentation and Opinion of Counsel; PROVIDED, HOWEVER, that so long as the Trustee is the Collateral Agent, the requirement that the Trustee deliver a certificate to the Collateral Agent shall not be applicable.

                  Section 9.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

                  Subject to the provisions of SECTION 7.01 and 7.02 hereof, the Trustee shall, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect, receive and distribute any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

                  Section 9.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

                  The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

                  Section 9.08. TERMINATION OF SECURITY INTEREST.

                  If the Trustee is not the Collateral Agent, upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents.

                                   ARTICLE 10

                                 NOTE GUARANTEES

                  Section 10.01. GUARANTEE.

                  (a) Subject to this ARTICLE 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and performance and not a guarantee of collection.

                  (b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

                  Section 10.02. LIMITATION ON GUARANTOR LIABILITY.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 9, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

                  Section 10.03. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

                  (a) To evidence its Note Guarantee set forth in SECTION 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  (b) Each Guarantor hereby agrees that its Note Guarantee set forth in SECTION 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

                  (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

                  (e) If required by SECTION 4.18 hereof, the Company shall cause its Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with SECTION 4.18 hereof and this Article 10, to the extent applicable and to execute an assumption agreement to the Security Agreement and such other documents and instruments in connection with the Security Documents and the Collateral as the Trustee or the Collateral Agent shall reasonably request.

                  Section 10.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  (a) Except as otherwise provided in SECTION 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or a Guarantor) whether or not affiliated with such Guarantor unless:

                  (i) subject to SECTION 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Article 4 and Article 5 hereof, and notwithstanding SECTIONS 10.04(a)(i) and (a)(ii) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                  Section 10.05. RELEASES FOLLOWING SALE OF ASSETS.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee; PROVIDED THAT such sale or other disposition are permitted under the terms of the Senior Facilities. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture (including without limitation SECTION 4.11 hereof), the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

                  Section 11.01. SATISFACTION AND DISCHARGE.

                  (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                  (i) either

                  (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

                  (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                  (b) In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  (c) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to
SECTION 11.01(a)(i)(B), the provisions of SECTION 11.02 shall survive.

                  Section 11.02. APPLICATION OF TRUST MONEY.

                  (a) All money deposited with the Trustee pursuant to SECTION
13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with SECTION 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 11.01; PROVIDED THAT if the Company has made any payment of principal of and premium and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

              ARTICLE 12 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 12.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 12.

Section 12.02.    LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding

Notes to receive payments in respect of the principal of, premium and interest on such Notes when such payments are due from the trust referred to in Section 12.04(a); (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07, 12.05 and 12.07 hereof and the Company's obligations in connection therewith and (d) the provisions of this Section
12.02. Subject to compliance with this Article 12, the Company and Guarantors may exercise their option under this Section 12.02 notwithstanding the prior exercise of the option under Section 12.03 hereof.

                  Section 12.03. COVENANT DEFEASANCE.

                  Upon the exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof, and clause (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "OUTSTANDING" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 12.01 hereof of the option applicable to this
Section 12.03, subject to the satisfaction of the conditions set forth in
Section 12.04 hereof, Sections 6.01(iii) through 6.01(vi) hereof shall not constitute Events of Default.

                  Section 12.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 12.02 or
12.03 hereof to the outstanding Notes:

                  (a) In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (ii) in the case of an election under Section 12.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of an election under Section 12.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

                  (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (vii) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (viii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  Section 12.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 12.05, the "TRUSTEE") pursuant to Section 12.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in
Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 12.06. REPAYMENT TO THE COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium and interest on any Note and remaining unclaimed for one year after such principal, and premium and interest, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and/or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  Section 12.07. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, and premium, if any, and interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  Section 13.01. TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA section 318(c), the imposed duties shall control.

                  Section 13.02. NOTICES.

                  All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

                  (a) If to the Company and/or any Guarantor:

                     AEI Resources, Inc.
                     2000 Ashland Drive

                     Ashland, Kentucky  41101
                     Attention:  Michael Nemser

                     Telecopier No.:  (606) 920-7720
                     Telephone No.:  (606) 920-7814

                     with a copy to:

                     Frost Brown Todd LLC
                     2700 Lexington Financial Center
                     250 W. Main Street
                     Lexington, KY  40507
                     Telephone:  (859) 231-0000
                     Telecopier: (859) 231-0011
                     Attention:  Jeffrey Hallos, Esq.

                  (b) If to the Trustee/Collateral Agent:

                     Wells Fargo Bank Minnesota, National Association Sixth Street and Marquette Avenue
                     Minneapolis, MN 55479
                     MAC N9303-120
                     Telecopier No: (612) 667-9825
                     Attention:  Corporate Trust

                     with a copy to:

                     ___________________________

                     ___________________________

                     Telephone:  (___) ___-____

                     Telecopier:  (___) ___-____

                     Attention:  ______________

                  (c) If to any Holder, at its address specified on the signature pages hereto;

                  or at such other address as shall be notified in writing (i) in the case of the Company and the Trustee, to the other parties and (ii) in the case of all other parties, to the Company and the Trustee. Any notice or communication shall also be so mailed to any Person described in TIA section 313(c), to the extent required by the TIA. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); PROVIDED, HOWEVER, that notices and communications to the Trustee pursuant to ARTICLE 2 or 9 shall not be effective until received by the Trustee.

                  If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and to the Collateral Agent at the same time.

                  Section 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

                  Section 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Company shall furnish to the Trustee upon request:

                  (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  Section 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA section 314(a)(4)) shall comply with the provisions of TIA section 314(e) and shall include:

                  (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Section 13.06. RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  Section 13.08. GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Company or their Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 13.10. SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind their respective successors and potential assigns. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in SECTION 10.05. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

                  Section 13.11. SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 13.12. COUNTERPART ORIGINALS.

                  This Indenture may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  Section 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 13.14. NO WAIVER; REMEDIES. No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 13.15. BINDING EFFECT. This Indenture shall become effective when it shall have been executed by the Company and the Trustee and when the Trustee shall have been notified by each Holder that such Holder has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Trustee and each Holder and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Holders.

                  Section 13.16. ENTIRE AGREEMENT. This Indenture, the Security Documents, the Notes, together with all of the other certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Indenture by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Indenture signed by all parties shall be lodged with the Company and the Trustee.


                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                    COMPANY:

                                    AEI RESOURCES, INC.


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    Address for Notices:

                                    c/o AEI Resources, Inc.
                                    2000 Ashland Drive
                                    Ashland, Kentucky  41101

                                    Attention:  _________________

                                    Telecopier No.:  (606) 928-0450
                                    Telephone No.:  (606) 928-0439

                                   GUARANTORS:

17 WEST MINING, INC.,                    IKERD-BANDY CO., INC.,
ACECO, INC.,                             KERMIT COAL COMPANY,
ADDINGTON MINING, INC.,                  LESLIE RESOURCES, INC.,
AEI COAL SALES COMPANY, INC.,            LESLIE RESOURCES MANAGEMENT, INC.,
AEI HOLDING COMPANY, INC.,               MCCOY COAL COMPANY,
AEI RESOURCES HOLDING, INC.,             MEADOWLARK, INC.,
AMERICOAL DEVELOPMENT COMPANY,           MEGA MINERALS, INC.,
APPALACHIAN REALTY COMPANY,              MIDWEST COAL SALES COMPANY,
AYRSHIRE LAND COMPANY,                   MID-VOL LEASING, INC.,
BLUEGRASS COAL DEVELOPMENT COMPANY,      MINING TECHNOLOGIES, INC.,
BOWIE RESOURCES LIMITED,                 MOUNTAIN-CLAY, INCORPORATED
CC COAL COMPANY,                         (d/b/a Mountain Clay, Inc.),
COAL VENTURES HOLDING COMPANY, INC.,     PHOENIX LAND COMPANY,
EAST KENTUCKY ENERGY CORPORATION,        PREMIUM PROCESSING, INC.,
EMPLOYEE BENEFITS MANAGEMENT, INC.,      PRO-LAND, INC. (d/b/a Kem Coal Seller),
EMPLOYEE CLAIMS ADMINISTRATION, LLC,     RED RIDGE MINING, INC.,
ENERZ CORPORATION,                       RIVER COAL COMPANY, INC.,
EVERGREEN MINING COMPANY,                ROARING CREEK COAL COMPANY,
FAIRVIEW LAND COMPANY,                   SHIPYARD RIVER COAL TERMINAL COMPANY,
FLANARY BRANCH COAL CO., INC.,           STRAIGHT CREEK COAL RESOURCES COMPANY,
FRANKLIN COAL SALES COMPANY,             SUNNY RIDGE ENTERPRISES, INC.,
G.E.C., Inc.                             SUNNY RIDGE MINING COMPANY, INC.,
GRASSY COVE COAL MINING COMPANY,         TENNESSEE MINING, INC.,
HERITAGE MINING COMPANY,                 TURRIS COAL COMPANY,
HIGHLAND COAL, INC.,                     WYOMING COAL TECHNOLOGY, INC.,
                                         ZEIGLER COAL HOLDING COMPANY,
                                         ZEIGLER ENVIRONMENTAL SERVICES COMPANY,
                                         ZENERGY, INC.,
                                                    each as a Guarantor



                                    By: _______________________________________

                                        Name:
                                        Title:

                   BEECH COAL COMPANY,
                   CANNELTON, INC.,
                   CANNELTON INDUSTRIES, INC.,
                   CANNELTON LAND COMPANY,
                   CANNELTON SALES COMPANY,
                   DUNN COAL & DOCK COMPANY,
                   HAYMAN HOLDINGS, INC.,
                   KANAWHA CORPORATION,
                   KINDILL HOLDING, INC.,
                   KINDILL MINING, INC.,
                   MIDWEST COAL COMPANY,
                   MOUNTAINEER COAL
                     DEVELOPMENT COMPANY,
                   MOUNTAIN COALS CORPORATION,
                   OLD BEN COAL COMPANY,
                   PRINCESS BEVERLY COAL COMPANY,
                   PRINCESS BEVERLY COAL HOLDING
                     COMPANY, INC.,
                   RP TERMINAL, LLC.,
                   WEST VIRGINIA-INDIANA COAL
                     HOLDING COMPANY, INC.,
                        each as a Guarantor


                   By:
                        ---------------------------------------
                        Name:
                        Title:

                   BENTLEY COAL COMPANY,
                   SKYLINE COAL COMPANY,
                   KENTUCKY PRINCE MINING COMPANY,
                            each as Guarantor

                   By:    GRASSY COVE COAL MINING COMPANY,
                          ROARING CREEK
                          COAL COMPANY,
                            each as General Partner of each of the entities
                          listed above


                          By:
                             -------------------------------------------
                            Name:
                            Title:

                              TRUSTEE:

                              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                               Address for Notices:

                               Wells Fargo Bank Minnesota, National Association Sixth Street and Marquette Avenue
                               MAC N9303-120
                               Minneapolis, MN 55479
                               Telecopier No:  (612) 667-9825
                               Telephone No.  (612) 667-2344
                               Attention:  Corporate Trust

                                    HOLDERS:

                                    --------------------------------------


                                    By:
                                       -----------------------------------------
                                             Name:
                                             Title:


                                    By:
                                       -----------------------------------------
                                             Name:
                                             Title:

                                    Address for Notices:

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------

                                    Attention: __________________

                                    Telecopier No.:  (___) ___-_____
                                    Telephone No.:  (___) ___-_____